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                                   Exhibit 24

                       Consent of Independent Accountants




We consent to the incorporation by reference in the registration statement of Penn Treaty American Corporation on Form S-8 (File No. 33-38330) of our reports dated March 11, 1998 on our audits of the consolidated financial statements and financial statement schedule of Penn Treaty American Corporation as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.



Coopers & Lybrand, L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 30, 1998